Exhibit 10.5.2

ADDENDUM TO LIMITED PLEDGE OF COLLATERAL FOR LOAN

Services Share Holdings, LLC, f/k/a Diligent Board Member Services, LLC, a Delaware limited liability company (“SSH LLC”), hereby pledges to Diligent Board Member Services, Inc., a Delaware corporation (“DBMS Inc.”), ten million, six hundred seven thousand, five hundred (10,607,500) DBMS Inc. voting common shares, par value US $0.001, owned by SSH LLC, including all dividends and distributions payable with respect thereto (collectively, the “January 2009 Collateral”), as additional collateral for DBMS Inc.’s loan to SSH LLC in a principal amount up to six million, eight hundred thousand US dollars (US $6,800,000.00) evidenced by that certain promissory note executed effective October 1, 2007 by SSH LLC and having DBMS Inc. as holder and payee (the “Note”).

RECITALS

A.           SSH LLC delivered to DBMS Inc. a Limited Pledge of Collateral for Loan (referred to hereinafter as the “SSH Pledge”) on or about February 18, 2008.  The SSH Pledge effected a pledge to the Note of 13,500,000 DBMS Inc. common shares (referred to in the SSH Pledge as “Additional Collateral”).

B.           DBMS Inc. has again requested additional security for the SSH LLC’s obligations under the Note, and SSH LLC hereby accedes to such request.  This instrument (the “Addendum”) amends the SSH Pledge and supersedes the SSH Pledge to the limited extent that the Addendum is inconsistent with the SSH Pledge.  Capitalized terms not defined herein have the same meaning as in the SSH Pledge.

C.           Effective January 14, 2009, Corcoran Consulting, LLC (“Corcoran”) pledged 892,500 DBMS Inc. common shares against the Note, all on terms and conditions set forth in the Limited Pledge of Collateral for Loan delivered on that date by Corcoran to DBMS Inc.  Corcoran’s pledge shall be described hereinafter as the “Corcoran Pledge.”  The Corcoran Pledge set forth certain priorities in favor of Corcoran with respect to the release shares from the Corcoran Pledge, as against the release of Additional Collateral from the Pledge.  SSH, LLC consented to such priorities.  The total number of “Direct Pledged Shares” as defined in section 1 of the Corcoran Pledge is 892,500 DBMS Inc. common shares, as no person other than Corcoran and SSH, LLC has pledged DBMS Inc. shares against the Note.

D.           As of January 1, 2009, DBMS Inc. has the right to the return to its treasury of the 14,000,000 DBMS Inc. common shares (referred to in the Pledge as “Pledged Stock”) pursuant to the Shareholder Restriction Deed.  Accordingly, the Pledged Stock shall be returned to DBMS Inc.’s treasury in due course after the giving of certain notices, so that the Pledged Stock shall no longer be pledged against the Note.

Accordingly, incorporating the above preamble and recitals as a part of the pledge set forth in this Addendum, and for good and valuable consideration to SSH LLC, SSH LLC undertakes as follows.

Limited Pledge of Collateral for Loan	Page 2 of 2

TERMS OF THIS ADDENDUM

1.           SSH LLC hereby pledges the January 2009 Collateral to DBMS Inc. as security for SSH LLC’s obligations under the Note.  DBMS Inc. is hereby authorized to file such financing statements in accordance with the Uniform Commercial Code as DBMS Inc. deems necessary or desirable to perfect the security interest granted hereby.

2.           The January 2009 Collateral shall be deemed added to the Additional Collateral as set forth in the SSH Pledge.  The pledge set forth in this Addendum shall be on the same terms and conditions as the pledge of Additional Collateral set forth in the SSH Pledge, and the Additional Collateral as expanded to include the January 2009 Collateral, and as reduced by the return of the Pledged Stock to treasury, shall be administered as a single block of 25,000,000 DBMS Inc. common shares under the SSH Pledge as amended by this Addendum.

3.           All 25,000,000 shares of Additional Collateral shall be subject to the priority terms and conditions set forth in the Corcoran Pledge at section 2 and its subsections.

IN WITNESS WHEREOF, SSH LLC has caused this pledge to be executed by its duly authorized representative on this 14th day of January, 2009.

SERVICES SHARE HOLDINGS, LLC f/k/a Diligent Board Member Services, LLC

By:
Brian Henry, CEO and Co-manager